Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Richard P. Cleys
VP and CFO
ScanSource, Inc.
864 286-4358

SCANSOURCE CURRENT WITH SEC FILINGS

Company Reports Financial Results

For Three Quarters ended March 2007

And Amended 2006

GREENVILLE, SC — June 18, 2007—ScanSource, Inc. (Nasdaq:SCSC), a leading international distributor of AIDC (automatic identification and data capture), point of sale, communications and electronic security products for the reseller market, today announced complete financial results for its first three quarters of fiscal year 2007.

The Company reported GAAP net income of $12.5 million, $8.8 million and $10.1 million for the September, December and March fiscal 2007 quarters, respectively. Net income for the September, 2006 quarter increased 38% versus restated results for the September, 2005 quarter, while net income for the December, 2006 quarter declined 2% and net income for the March, 2007 quarter increased 12% versus the corresponding restated prior periods. When adjusted to exclude third party legal and accounting costs of the Special Committee’s review of the Company’s stock option grant practices, net income for the December 2006 quarter increased 32% and net income for the March 2007 quarter increased 32% versus the restated prior year quarters.

ScanSource Reports Financial Results

“We are pleased with our financial results for the three quarters ended March 31, 2007,” said Mike Baur, President and CEO of ScanSource. “Our divisions have kept excellent focus on operating performance while we have completed our SEC filings.”

Concurrently with this release, the Company is filing with the SEC an amended annual report on Form 10-K/A for the fiscal year ended June 30, 2006 and quarterly reports on Form 10-Q for the quarters ended September 30, 2006, December 31, 2006, and March 31, 2007. The Company has restated its financial results for prior periods as a result of a review of the Company’s stock option grant practices by a Special Committee, consisting solely of independent directors. As part of the restatement process, the Company reflected other audit adjustments in its restated results. The restatement changed previously reported fully diluted earnings per share by $.00, $.00 and a decrease of $.03 for the years ended 2006, 2005 and 2004 respectively, with a cumulative after tax reduction to net income over the period 1995 to 2006 of $5.3 million. See the filings noted above for more information concerning the Company’s restated results for fiscal 2006, as well as its results for the first three quarters of fiscal 2007.

Selected financial results for each of the first three quarters of fiscal year 2007 are presented below:

ScanSource Reports Financial Results

(in millions)	Current Year Quarter Ended	Prior Year Quarter Ended (restated)	Increase	%
1st Quarter Fiscal 2007	Sept 30, 2006	Sept 30, 2005
Net Sales	$496.2	$390.4	$106	27%
Operating Income	21.5	14.9	6.6	45%
Net Income	12.5	9.0	3.5	38%
Diluted Earnings per Share	0.48	0.35	0.13	37%

2nd Quarter Fiscal 2007	Dec 31, 2006	Dec 31, 2005
Net Sales	$473.7	$408.5	$65	16%
Operating Income	15.9	15.0	0.9	6%
Net Income	8.8	8.9	-0.1	-2%
Diluted Earnings per Share	0.34	0.34	0	0%

3rd Quarter Fiscal 2007	March 31, 2007	March 31, 2006
Net Sales	$492.7	$405.6	$87	21%
Operating Income	17.2	14.4	2.8	19%
Net Income	10.1	9.0	1.1	12%
Diluted Earnings per Share	0.38	0.35	0.03	9%

Included in operating income for the December and March quarters is third party legal and accounting costs related to the Special Committee’s review of $4.9 million and $3.0 million respectively.

On October 26, 2006, the Company announced unaudited results for the first quarter of fiscal year 2007 that ended on September 30, 2006. However, the Company did not report results on Form 10Q. The announced results were impacted by the restatement. The impact on previously announced pre tax income was an increase of $1.4 million with a net income increase of $0.8 million resulting in a $.04 increase to fully diluted earnings per share.

Company Conference Call Information

ScanSource will conduct a conference call to discuss its amended financial results for fiscal year 2006 and financial results for the first, second, and third quarters of fiscal 2007, today at 11:00 AM eastern time live on the internet at www.scansource.com.

ScanSource Reports Financial Results

Forecast for Next Quarter

As previously announced, the Company’s revenue forecast for the fourth quarter of fiscal 2007 could range from $512 million to $532 million.

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. Results of the review of the Special Committee will have an impact on reported financial results for the fourth quarter, as well as previously reported results. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company’s amended annual report on Form 10K/A filed with the Securities and Exchange Commission.

About ScanSource

ScanSource, Inc. is a leading international distributor of specialty technology products. The Company markets specialty technologies through five sales units: ScanSource [automatic identification and data capture (AIDC) and point-of-sale (POS) products]; Catalyst Telecom (Avaya communications products); Paracon (communications products); T2 Supply (video conferencing and telephone products); and ScanSource Security Distribution (electronic security products).

ScanSource Reports Financial Results

The Company serves the North America marketplace and has an international segment, which sells AIDC and POS products in Latin America and Europe. Founded in 1992, the Company ranks #956 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansource.com.

ScanSource Reports Financial Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2007 (unaudited)	December 31, 2006 (unaudited)	September 30, 2006 (unaudited)	June 30, 2006 * (restated)
Assets

Current Assets
Cash and cash equivalents	$3,036	$2,730	$3,130	$3,831
Trade & notes receivable, net	333,823	317,672	346,951	300,240
Other receivables	8,020	8,846	6,738	4,558
Inventories	291,332	274,723	246,905	244,005
Prepaid expenses and other assets	3,012	2,455	2,202	2,293
Deferred income taxes	16,604	17,243	17,119	15,709

Total current assets	655,827	623,669	623,045	570,636

Property and equipment, net	25,767	26,347	26,174	27,098
Goodwill	37,865	37,835	37,565	14,404
Other assets, including identifiable intangible assets	17,724	18,027	18,002	5,359

Total assets	$737,183	$705,878	$704,786	$617,497

Liabilities and Shareholders’ Equity

Current Liabilities
Current portion of long-term debt	$230	$214	$223	$229
Short-term borrowings	3,019	3,077	3,736	—
Trade accounts payable	250,054	286,306	271,580	271,519
Accrued expenses and other liabilities	37,183	36,150	33,532	36,717

Total current liabilities	290,486	325,747	309,071	308,465

Long-term debt	17,239	17,307	17,352	4,398
Borrowings under revolving credit facility	112,403	57,970	85,696	27,558
Other long-term liabilities	4,427	3,889	3,207	2,757

Total liabilities	424,555	404,913	415,326	343,178

Minority interest	512	501	488	910

Shareholders’ Equity
Common stock	82,794	81,466	79,912	76,915
Retained earnings	223,200	213,129	204,338	191,876
Accumulated other comprehensive income	6,122	5,869	4,722	4,618

Total shareholders’ equity	312,116	300,464	288,972	273,409

Total liabilities and shareholders’ equity	$737,183	$705,878	$704,786	$617,497

*	Derived from audited financial statements at June 30, 2006.

ScanSource Reports Financial Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended March 31,		Quarter ended December 31,		Quarter ended September 30,
	2007	2006	2006	2005	2006	2005
		(restated)		(restated)		(restated)
Net sales	$492,678	$405,592	$473,734	$408,468	$496,230	$390,396
Cost of goods sold	441,641	364,332	420,957	366,633	444,392	350,067

Gross profit	51,037	41,260	52,777	41,835	51,838	40,329

Selling, general and adminstrative expenses	33,795	26,820	36,899	26,786	30,320	25,446

Operating income	17,242	14,440	15,878	15,049	21,518	14,883

Other expense (income):
Interest expense	1,939	633	1,754	455	1,770	511
Interest income	(246)	(243)	(174)	(155)	(108)	(149)
Other (income) expense	141	(121)	(126)	(68)	(436)	28

Other expense (income), net	1,834	269	1,454	232	1,226	390

Income before income taxes and minority interest	15,408	14,171	14,424	14,817	20,292	14,493

Provision for income taxes	5,326	5,150	5,620	5,824	7,798	5,421

Income before minority interest	10,082	9,021	8,804	8,993	12,494	9,072

Minority interest in income of consolidated subsidiaries, net of income taxes	11	15	13	51	33	59

Net income	$10,071	$9,006	$8,791	$8,942	$12,461	$9,013

Per share data:
Net income per common share, basic	$0.39	$0.35	$0.34	$0.35	$0.48	$0.36

Weighted-average shares outstanding, basic	25,770	25,555	25,749	25,402	25,729	25,333

Net income per common share, assuming dilution	$0.38	$0.35	$0.34	$0.34	$0.48	$0.35

Weighted-average shares outstanding, assuming dilution	26,194	26,101	26,236	25,994	26,213	25,883

ScanSource Reports Financial Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP INCOME (UNAUDITED)

(In thousands, except per share data)

	Quarter ended March 31, 2007			Quarter ended December 31, 2006
	GAAP	Special Committee Costs	Non-GAAP	GAAP	Special Committee Costs	Non-GAAP
Net sales	$492,678	$—	$492,678	$473,734	$—	$473,734
Cost of goods sold	441,641	—	441,641	420,957	—	420,957

Gross profit	51,037	—	51,037	52,777	—	52,777

Selling, general and administrative expenses	33,795	(3,000)	30,795	36,899	(4,900)	31,999

Operating income	17,242	3,000	20,242	15,878	4,900	20,778

Other expense (income):
Interest expense	1,939	—	1,939	1,754	—	1,754
Interest income	(246)	—	(246)	(174)	—	(174)
Other (income) expense	141	—	141	(126)	—	(126)

Other expense (income), net	1,834	—	1,834	1,454	—	1,454

Income before income taxes and minority interest	15,408	3,000	18,408	14,424	4,900	19,324

Provision for income taxes	5,326	1,140	6,466	5,620	1,862	7,482

Income before minority interest	10,082	1,860	11,942	8,804	3,038	11,842

Minority interest in income of consolidated subsidiaries, net of income taxes	11	—	11	13	—	13

Net income	$10,071	$1,860	$11,931	$8,791	$3,038	$11,829

Increase(decrease) over prior year restated results	12%		32%	-2%		32%

Per share data:
Net income per common share, basic	$0.39	$0.07	$0.46	$0.34	$0.12	$0.46

Weighted-average shares outstanding, basic	25,770		25,770	25,749		25,749

Net income per common share, assuming dilution	$0.38	$0.07	$0.46	$0.34	$0.12	$0.45

Weighted-average shares outstanding, assuming dilution	26,194		26,194	26,236		26,236

The above schedule shows the impact on earnings had the Company not incurred the additional external costs related to the Special Committee. These amounts consist primarily of legal and accounting costs of third party providers. For internal operating measurements, the Company has excluded these costs.

ScanSource Reports Financial Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine months ended March 31, 2007	Six months ended December 31, 2006	Three months ended September 30, 2006
Cash flows from operating activities:
Net income	$31,323	$21,252	$12,461
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,808	2,677	1,394
Amortization of intangible assets	1,345	896	448
Allowance for accounts and notes receivable	7,017	4,969	2,591
Share-based compensation and restricted stock	2,884	2,086	1,116
Impairment of capitalized software	148	148	148
Deferred income tax (benefit) expense	(1,346)	(2,374)	(2,375)
Excess tax benefits from share-based payment arrangements	(2,105)	(2,105)	(1,611)
Minority interest in income of subsidiaries	57	46	33
Changes in operating assets and liabilities, net of acquisitions:
Trade and notes receivable	(27,853)	(10,349)	(39,219)
Other receivables	(2,795)	(3,236)	(1,371)
Inventories	(40,835)	(24,773)	1,638
Prepaid expenses and other assets	(699)	(144)	99
Other noncurrent assets	(1,092)	(583)	(68)
Trade accounts payable	(22,611)	14,014	280
Accrued expenses and other liabilities	3,950	2,447	(2,763)
Income taxes payable	(411)	(346)	1,355

Net cash (used in) provided by operating activities	(49,215)	4,625	(25,844)

Cash flows used in investing activities:
Capital expenditures	(2,501)	(1,959)	(548)
Cash paid for business acquisitions, net of cash acquired	(50,585)	(50,585)	(50,569)

Net cash used in investing activities	(53,086)	(52,544)	(51,117)

Cash flows from financing activities:
Increases (decreases) in short-term borrowings, net	2,877	2,980	3,747
Advances (payments) on revolving credit, net	82,616	28,386	57,671
Exercise of stock options	970	390	269
Excess tax benefits from share-based payment arrangements	2,105	2,105	1,611
Advances (repayments) of long-term debt borrowings	12,841	12,894	12,947

Net cash provided by (used in) financing activities	101,409	46,755	76,245

Effect of exchange rate changes on cash and cash equivalents	97	63	15

(Decrease) Increase in cash and cash equivalents	(795)	(1,101)	(701)

Cash and cash equivalents at beginning of period	3,831	3,831	3,831

Cash and cash equivalents at end of period	$3,036	$2,730	$3,130

See notes to condensed consolidated financial statements (unaudited).